Exhibit 21.1

Vontier Corporation
Subsidiaries of the Registrant

Entity Name	Jurisdiction of Incorporation
AFS Forecourt Solutions Proprietary Limited	South Africa
ANGI Energy Systems, LLC	Indiana
Autotank Holding AB	Sweden
Beacon Mobile Pty Ltd	Australia
Beacon Mobile, LLC	California
Bubbles Blocker Merger Sub, LLC	Delaware
Coats Holding LLC	Delaware
Delpak Systems Ltd.	Israel
DH SOUTH AFRICA TRUST SUBSIDIARY PROPRIETARY	South Africa
DOMS ApS	Denmark
DOMS Metrology ApS	Denmark
DRB Systems, LLC	Ohio
Driivz Inc.	Delaware
Driivz Ltd.	Israel
Fafnir Gmbh	Germany
Fleet Management Solutions, Inc.	California
Getpak Systems BV	Netherlands
GGC International Holdings II LLC	Delaware
GGC International Holdings LLC	Delaware
GGC International III Ltd.	United Kingdom
GGC UK Holdings Ltd.	United Kingdom
Gilbarco ACIS d.o.o. Novi Sad	Serbia
Gilbarco AFS Proprietary Limited	South Africa
Gilbarco Australia Pty Ltd	Australia
Gilbarco Canada LP	Canada
Gilbarco China Co., Ltd	China
Gilbarco GmbH	Germany
Gilbarco Inc.	Delaware
Gilbarco International Inc.	Delaware
Gilbarco Italia S.r.l.	Italy
Gilbarco Latin America Andina Ltda.	Chile
Gilbarco Latin America SRL	Argentina
Gilbarco Namibia Fuel Technologies (Proprietary) Limited	Namibia
Gilbarco Outcast Media LLC	Delaware
Gilbarco Veeder Root Egypt LLC	Egypt
Gilbarco Veeder Root India Private Limited	India
Gilbarco Veeder Root Kenya Limited	Kenya
Gilbarco Veeder Root Nigeria Limited	Nigeria
Gilbarco Veeder Root S.R.L.	Romania

Gilbarco Veeder Root Spólka Z.o.o.	Poland
Gilbarco Veeder Root, S.L.	Spain
Gilbarco Veeder-Root (Thailand) Co., Ltd.	Thailand
Gilbarco Veeder-Root AB	Sweden
Gilbarco Veeder-Root AS	Norway
Gilbarco Veeder-Root Asia Pte Ltd	Singapore
Gilbarco Veeder-Root Korea Inc.	Korea, Republic of
Gilbarco Veeder-Root Ltd.	Jersey
Gilbarco Veeder-Root North Africa	Morocco
Gilbarco Veeder-Root OÜ	Estonia
Gilbarco Veeder-Root SDN. BHD	Malaysia
Gilbarco Veeder-Root SIA	Latvia
Gilbarco Veeder-Root Soluções Indústria e Comércio Ltda.	Brazil
Gilbarco Verwaltungs GmbH	Germany
GLFD AU Holding LLC	Delaware
GLFD Holdings LLC	Delaware
GLFD SE Holding LLC	Delaware
Global Traffic Technologies Canada ULC	Canada
Global Traffic Technologies, Inc.	Delaware
Global Traffic Technologies, LLC	Delaware
GTHM Asiapac Holdings I Limited	Cayman Islands
GTHM Asiapac Holdings II Limited	Hong Kong
GTHM Asiapac Holdings III LLC	Delaware
GTHM Asiapac Holdings IV Limited	Cayman Islands
GTHM Canada Finance Ltd.	Canada
GTHM Canada Holding Ltd.	Canada
GTHM Hong Kong Limited	Hong Kong
GVR Finland Oy	Finland
GVR MENA Management Limited	United Arab Emirates
Hennessy Automobile Service Equipment (Suzhou) Co., Ltd.	China
Hennessy Industries Limited Partnership	Canada
Hennessy Industries, LLC	Delaware
HNY Holding LLC	Delaware
Intervest Srl	Argentina
Invenco Asia SDN BHD	Malaysia
Invenco Group Limited	New Zealand
Invenco i2 Inc.	Delaware
Invenco Inc	Delaware
Launchchange South Africa Holdings (Pty) Ltd	South Africa
LLC Orpak Ukraine	Ukraine
Logicom N.G.	Greece
Logicom S.A.	Greece
Logitron International S.à.r.l.	Luxembourg
Matco Tools Canada	Canada
Matco Tools Corporation	Delaware

Moonsilk Limited	United Kingdom
MTH Holding LLC	Delaware
Navman Wireless Australia Pty Ltd	Australia
Navman Wireless de Mexico S. de R.L. de C.V.	Mexico
Navman Wireless de Mexico Servicios, S. de R.L. de C.V.	Mexico
Navman Wireless General Partner LLC	Delaware
Navman Wireless Holdings LP	Delaware
Navman Wireless New Zealand	New Zealand
NMTC Partners Inc.	Canada
Noglia Vermogensverwaltung GmbH	Germany
Odysii Technologies Ltd.	Israel
OOO Autotank	Russian Federation
Orpak Bulgaria EOOD	Bulgaria
Orpak Latina S.p.A.	Chile
Orpak Romania S.R.L.	Romania
Orpak Solution Co., Ltd.	Thailand
Orpak Systems GmbH	Germany
Orpak Systems India Private Ltd.	India
Orpak Systems Ltd	Israel
Postec Data Systems Australia Pty Ltd.	Australia
Promaks Yazılım Sanayi ve Ticaret A.S.	Turkey
R.P.S.L. Retail Petrosystems Ltd.	Cyprus
Retail Petrosystems S.R.L.	Romania
Serpak Ltd.	Israel
SmartPetro Inc.	Philippines
Sparkion Energy, LLC	Delaware
Sparkion Power Algorithims Ltd.	Israel
STE Gilbarco AFS DRC SARL	Congo, The Democratic Republic of the
Teletrac Holdings Inc.	Delaware
Teletrac Navman (UK) Ltd.	United Kingdom
Teletrac Navman US Ltd.	Delaware
Teletrac, Inc.	Delaware
The Coats Company, LLC	Delaware
TMX Acquisition LLC	Delaware
TMX Holding LLC	Delaware
Tracktec Ltd.	Israel
Trafficmaster Traffic Services Limited	United Kingdom
Transit Solutions Proprietary Limited	South Africa
TRP Systems BV	Netherlands
Turpak Elektromanyetik Yakit Ikmal Sistemleri Ticaret A.S.	Turkey
UAB Gilbarco Veeder-Root	Lithuania
VC Heron Holdings Limited	Cayman Islands
Veeder-Root Company	Delaware
Veeder-Root FuelQuest, LLC	Delaware
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China

Vontier Business Services LLC	Delaware
Vontier Colombia S.A.S.	Colombia
Vontier Cyprus Limited	Cyprus
Vontier Employment Services LLC	Delaware
Vontier Insurance Company	Vermont
Vontier UK Holdings Limited	United Kingdom